SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                         _______________


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 20, 2000


                     REYNOLDS METALS COMPANY
                     -----------------------
     (Exact name of Registrant as specified in its charter)




   Delaware                        001-01430             54-0355135
   --------                        ---------             ----------
(State or Other Jurisdiction      (Commission           (IRS Employer
  of Incorporation)               File Number)     Identification Number)




6601 West Broad Street, P.O. Box 27003, Richmond, Virginia    23261-7003
----------------------------------------------------------    ----------
       (Address of Principal Executive Offices)               (Zip Code)


                         (804) 281-2000
                         --------------
      (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.   OTHER EVENTS

     Alcoa Inc. and the Registrant issued the following press release on March 20, 2000:


ALCOA AND REYNOLDS METALS EXTEND DOJ REVIEW TO MAY 1

PITTSBURGH, Pa., and RICHMOND, Va., March 20, 2000 - Alcoa Inc. and Reynolds Metals Company today announced they have agreed to provide the U.S. Department of Justice (DOJ) additional time to review their proposed merger. The companies agreed to extend the review period to May 1, 2000. Alcoa and Reynolds continue to believe that the merger will be approved and expect completion in the first half of 2000.

As previously reported, the pending merger is subject to review in other jurisdictions, including the European Union, where a final determination must be made no later than May 10. Reynolds shareholders approved the merger on February 11.

Alcoa and Reynolds initially announced a definitive merger agreement August 19, 1999. Under the terms of the agreement, Alcoa will acquire all outstanding shares of Reynolds in a tax-free, stock-for-stock transaction. Reynolds shareholders will receive 1.06 shares of Alcoa common stock for each share of Reynolds common stock.

Alcoa:  (NYSE: AA)
Reynolds:  (NYSE: RLM)

For additional information, please contact:
Joyce A. Saltzman
Alcoa
Phone:  (412) 553-4467

Lou Anne J. Nabhan
Reynolds Metals Company
Phone:  (804) 281-2171

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              REYNOLDS METALS COMPANY



                              By: D. MICHAEL JONES
                                  --------------------------
                                  D. Michael Jones
                                  Senior Vice President and General Counsel

Dated:  March 21, 2000